UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 8, 2013

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 8, 2013, BPZ Resources, Inc. (the “Company”) and its subsidiaries BPZ Exploración & Producción S.R.L. (“BPZ E&P”), BPZ Energy LLC, and Soluciones Energéticas S.R.L., executed a waiver to the $75 million Credit Agreement dated July 6, 2011 with Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”). Credit Suisse provided waivers as of March 31, 2013 with respect to certain provisions of the $75 million Credit Agreement in respect of BPZ E&P’s minimum crude oil barrel production for the fiscal quarter ended March 31, 2013 and first production from the CX-15 platform.

In addition, on March 8, 2013, the Company and its subsidiaries Empresa Eléctrica Nueva Esperanza S.R.L. and BPZ E&P, executed a waiver to the $40 million Credit Agreement dated January 27, 2011 with Credit Suisse. Credit Suisse provided waivers as of March 31, 2013 with respect to certain provisions of the $40 million Credit Agreement in respect of BPZ E&P’s minimum crude oil barrel production for the fiscal quarter ended March 31, 2013.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in this Current Report regarding the Waivers of Debt Facilities is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: March 12, 2013	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

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